UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

Preformed Line Products Company
 (Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 5, 2010, Preformed Line Products Company entered into an unsecured Line of Credit Note and a Loan Agreement (the “Credit Facility”) with PNC Bank, National Association. The Credit Facility (i) permits borrowing up to a maximum of $30 million, (ii) has an interest rate of LIBOR plus 1.25%, (iii) contains customary covenants for a facility of its type, including financial covenants, (iv) requires the quarterly payment of a commitment fee of 0.25% on the average daily unused balance, and (v) expires on January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel &
Corporate Secretary

Dated: March 10, 2010